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                                                                    Exhibit 23.1


                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Radco Ventures, Inc.

We consent to the use of our report dated December 6, 1996 with respect to the balance sheet of Radco Ventures, Inc. as of Secptember 30, 1996, and the related statements of operations, stockholders' equity (deficit), and cash flows for the period from March 6, 1996 (date of incorporation) through September 30, 1996, included herein.


                                       /s/ KPMG Peat Marwick LLP

Chicago, Illinois
December 23, 1996